Exhibit 23.1

          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 1997, which appears on page 37 of the 1996 Annual Report to Shareholders of LSI Logic
Corporation, which is incorporated by reference in LSI Logic Corporation Annual Report on Form 10-K for the year ended December 31, 1996.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Jose, California
August 21, 1997